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                                                                  Execution Copy



                                                                    Exhibit 4.45

                                                         -----------------------
                                                          L       1     Ver 1
                                                         -----------------------


                               THE LAND TITLES ACT

                                                         -----------------------

                                                         -----------------------
                                                         (For Official Use only)


                                    SUB-LEASE


(A)  DESCRIPTION OF LAND
     -------------------

     ---------------------------------------------------------------------------
           CT
     -------------  Mukim    TS      Lot No.             Property Address
      Vol   Folio
     ---------------------------------------------------------------------------
                                     1) Whole     No. 60 Woodlands Industrial
      617    43      13       -      2) 3796P     Park D,
                                                  Singapore 738406
     ---------------------------------------------------------------------------

(B)  LESSOR:
     ------

    ----------------------------------------------------------------------------
    ID/CO REGISTRATION NO.              199004768N
    ----------------------------------------------------------------------------
    NAME :                              SINGAPORE TECHNOLOGIES PTE LTD
                                        (the "Lessor")
    ----------------------------------------------------------------------------
    ADDRESS:                            51 Cuppage Road
    (within Singapore for               #09-01 Starhub Centre
    service of Notice)                  Singapore 229469
    ----------------------------------------------------------------------------

     (the registered proprietor of a leasehold estate for the term of thirty
     (30) years commencing from the 16th day of February 1994) HEREBY LEASES the registered estate or interest of the Lessor in the land above described to:-

(C)  LESSEE:

    ----------------------------------------------------------------------------
     ID/CO REGISTRATION NO.             198703584K
    ----------------------------------------------------------------------------
     NAME :                             CHARTERED SEMICONDUCTOR
                                        MANUFACTURING LTD (the "Lessee")
    ----------------------------------------------------------------------------
     PLACE OF INCORPORATION             Singapore
    ----------------------------------------------------------------------------
     ADDRESS:                           60 Woodlands Industrial Park D Street 2
     (within Singapore for              Singapore 738406
     service of Notice)
    ----------------------------------------------------------------------------

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FOR TERM OF LEASE
-----------------

Term of Lease:               Thirty (30) years less one (1) day

Commencement Date:           16th day of February 1994 (hereinafter referred to
                             as "the Commencement Date")

Consideration:               The average minimum investment by the Lessee on
                             building and civil works exceeding $1,000/- per
                             square metre of the gross floor area and on plant
                             and machinery exceeding $500/- per square metre of
                             the land area of Private Lots A12787, A12787(a) and
                             A12787(b) (hereinafter referred to as "the fixed
                             investment criteria") and the average gross plot
                             ratio of not less than 0.6.

Annual Rent:                 As stipulated in Clause 1(a) of the Special
                             Covenants and Conditions hereinafter appearing.

Easement & Reservation:      TOGETHER WITH the benefit of the rights granted to
                             the Lessor and SUBJECT TO the rights reserved to
                             Jurong Town Corporation ("JTC") mentioned in the
                             Lease dated the       day of September 2004 made
                             between JTC and the Lessor ("the Head Lease" which
                             expression shall include the provisions of the
                             Memorandum of Lease filed with the Registry of
                             Titles as No. ML I/30809F and the First Variation
                             of Memorandum of Lease VML I/076384J as well as all
                             variations thereof and supplemental thereto).

--------------------------------------------------------------------------------

     SUBJECT TO :-

(D)  PRIOR ENCUMBRANCES (to state 'nil' if there are none):
     ------------------------------------------------------

     ---------------------------------------------------------------------------
     Nil
     ---------------------------------------------------------------------------

--------------------------------------------------------------------------------

     AND  the following :

(E)  COVENANTS AND CONDITIONS
     ------------------------

     The Lessee hereby covenants to perform and observe the covenants, conditions and powers implied by law in instruments of lease (or to such of them as are not hereinafter expressly negatived or modified).

(F)  SPECIAL COVENANTS AND CONDITIONS

     1.   The Lessee hereby covenants as follows :-

          (a)  To pay the yearly rent as set out below:-

               (i) the yearly rent shall be paid in equal quarterly instalments on the first day of each of the months of January, April, July and October in every year of the said term without any deductions and in advance without demand at the office of

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                     the Lessor or at such other office as the Lessor may
                     designate;

               (ii) In respect of Private Lot A12787 (as shown in attached plan):-

                     (1) The yearly rent shall be based on the agreed area of 52,580 square metres (although the final survey areas is 52,579.3 square metres);

                     (2) From the 16th day of February 1994 the yearly rent of Dollars Nine hundred and forty-six thousand four hundred and forty only (S$946,440/-) calculated at the rate of $18/- per square metre per annum of Private Lot A12787, which rate shall be increased by 9% per annum (compounded annually) on the 16th day of February 1995 and on the 16th day of February of every year thereafter.

               (iii) In respect of Private Lot A12787(a) (as shown in attached plan):-

                     (1) The yearly rent shall be based on the agreed area of 29,824 square metres (although the final survey areas is 29,820.1 square metres);

                     (2) From the 16th day of November 1995 the yearly rent of Dollars Five hundred and eighty-five thousand one hundred and forty-six and cents eighty-eight only (S$585,146.88) calculated at the rate of $19.62cts-per square metre per annum of Private Lot A12787(a), which rate was increased on the 16th day of February 1996 to the rate of $21.39cts per square metre per annum of Private Lot A12787(a). The yearly rent so increased on the 16th day of February 1996 shall be increased by 9% per annum (compounded annually) on the 16th day of February 1997 and on the 16th day of February of every year thereafter.

          (b)  (i)   To observe and be bound by the provisions in the Head Lease and perform all the covenants and conditions on the part of the tenant contained in the Head Lease insofar as they relate to the Property;

               (ii) Not to do omit suffer or permit in relation to the Property any act or thing which would or might cause the Lessor to be in breach of the Head Lease or which if done omitted or suffered or permitted by the Lessor would or might constitute a breach of the covenants on the part of the tenant and the conditions contained in the Head Lease; and

               (iii) To keep the Lessor indemnified against any actions,
                     proceedings, claims, damages, costs, expenses, losses or liability incurred by the Lessor arising from any breach, non-

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                    observance or non-performance by the Lessee of the aforesaid covenants and conditions in the Head Lease.

          (c) To pay the rents hereinbefore reserved on the days and in the manner set out above, without any deductions, set-off or counterclaim.

          (d) As often as any building or structure on the demised premises or any part thereof shall be destroyed or damaged as aforesaid forthwith to give to the Lessor written notice of such destruction or damage and forthwith to cause all monies received by virtue of such insurance to be laid out in rebuilding and reinstating the same to the satisfaction of the Lessor and JTC and in accordance with the plans and specifications approved by the Lessor and JTC and in accordance with the laws, bye-laws regulations and planning schemes of every relevant governmental and statutory authority prevailing at the time, and in case the monies so received shall be insufficient for that purpose then to make up the deficiency out of its own monies PROVIDED THAT the rebuilding and reinstatement shall in any event commence and be completed within the period specified by the Lessor and JTC PROVIDED FURTHER THAT notwithstanding the covenant contained in this clause, the Lessee may exercise the option not to rebuild or reinstate the buildings subject to the following conditions:

               (i) the Lessee shall give to the Lessor four (4) months' notice in writing to prematurely terminate the term of the Sub-Lease herein created but without prejudice to Clause 4(f) and any right or remedy which may have or will accrue to the Lessor prior to the expiry of the four (4) months' notice under the terms and conditions of the Sub-Lease herein; and

               (ii) the Lessee shall forthwith pay or cause to be paid to the
                    Lessor or to JTC if so directed by the Lessor, all monies received by virtue of such insurance.

          (e) The rent and other taxable sums payable by the Lessee under or in connection with the lease herein shall be exclusive of the goods and services tax (hereinafter called "tax") chargeable by any government, statutory or tax authority calculated by reference to the amount of the rent and any other taxable sums received or receivable by the Lessor from the Lessee and which tax is payable by the Lessee. The Lessee shall pay the tax and the Lessor acting as the collecting agent for the government, statutory or tax authority shall collect the tax from the Lessee together with the rent hereinbefore reserved without any deduction and in advance without demand on the first day of each of the months of January, April, July and October, and in the manner and within the period prescribed in accordance with the applicable laws and regulations.

          (f) Not to demise assign mortgage charge create a trust or agency let sublet or underlet or grant a licence or part with or share the possession or occupation of the demised premises in whole or in part or otherwise in any way dispose of the demised premises

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               whether in whole or in part at anytime within the period of five
               (5) years from the 16th day of November 1995 (hereinafter referred to as "the restrictive period") EXCEPT THAT and subject to the Lessor's and JTC's prior written consent the Lessee may mortgage or change by way of a Debenture his interest in the demised premises. After the restrictive period the Lessee shall not demise assign create a trust or agency mortgage charge let sublet or underlet or grant a license or part with or share the possession or occupation of the demised premises in whole or in part or otherwise in any way dispose of the demised premises whether or in part at anytime without first obtaining the consent of the Lessor and JTC in writing PROVIDED ALWAYS THAT in the event that any consent to assign is given, such consent shall, without prejudice to clauses 1(i) and 1(k), at all times subject to the Lessee and the assignee, where applicable, complying with the setback requirements and any other planning requirements and not exceeding the average maximum gross plot ratio of 1.4 in respect of the demised premises and any other remaining land occupied by the Lessor within Woodlands Industrial Park D after the assignment. The restrictions contained in Section 17 of the Conveyancing and Law of Property Act (Chapter 61) shall not apply. In addition, the Lessor or JTC may in their absolute discretion in giving the consent require, inter alia, that the fixed investment criteria be met and due proof thereof be shown within such period of time as the Lessor or JTC may stipulate, and in the event of the non-observance thereof, the Lessor shall be entitled to exercise its rights under Clause 4(c) herein. Notwithstanding the foregoing, the Lessee may sublet the demised premises or part thereof to Silicon Manufacturing Partners Pte Ltd.

          (g) At the termination, by notice by the Lessee, or re-entry by JTC under the Head Lease of re-entry by the Lessor or by expiry or otherwise, of the term hereby created, to yield up the demised premises to the Lessor in tenantable repair in accordance with the Lessee's covenants herein contained PROVIDED THAT, if so required by the Lessor and upon notice thereof, the Lessee shall at its own cost and expense properly demolish and remove such buildings, structures, fixtures and fittings, or any part thereof, as may be specified by the Lessor and JTC and reinstate the demised premises to the satisfaction of the Lessor and JTC and if the Lessee shall fail to observe or perform this covenant the Lessor or JTC may (but shall not be under any obligation to do so) execute such works and recover the costs thereof from the Lessee as a debt.

          (h) Not to use or permit or suffer the demised premises or any part thereof to be used otherwise than for wafer fabrication plant operations only except with the prior consent in writing of the Lessor and JTC. In granting its consent to any change or extension of use, JTC and the Lessor may in their absolute discretion require, inter alia, the Lessee to meet the fixed investment criteria and to show due proof within such period of time as the Lessor or JTC may stipulate, and in the event of the non-observance thereor, the Lessor shall be entitled to exercise its rights under Clause 4(c) hereof. For the avoidance of any doubt, the words "meet" in this clause and "met" in Clause 1(f) shall

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               include the maintenance of the fixed investment criteria and if it has not been maintained then that it be met.

          (i) Without prejudice to Clause 1(viii) of ML I/30809F, to ensure that the gross plot ratio Private Lots A12787 and A12787(a) shall not be less than 0.6 but not more than 1.4 and in the event the gross plot ratio exceeds 1.4 the Lessee shall at its own cost and expense be responsible for such proportions (as may be mutually agreed upon between the Lessor and the Lessee) of the development charges, differential premium and all other charges that may be payable in consequence thereof. Notwithstanding the foregoing provision the Lessee shall ensure that the average gross plot ratio for Private Lots A12787, A12787(a), A12787(b), A12787(d)
               and any other land occupied by the Lessor within Woodlands Industrial Park D shall not be less than 0.6 but shall not exceed the existing permitted maximum average gross plot ratio of 1.4 except with the prior written approval of the Lessor, JTC and the relevant governmental authorities PROVIDED ALWAYS THAT and without prejudice to clause 1(viii) of ML I/30809F, the Lessee shall bear such proportion (as may be mutually agreed upon between the Lessor and the Lessee), of the development charges/differential premium which may be imposed on or charged to the Lessor and/or JTC by the relevant governmental and statutory authorities, and any other charges which may be imposed in connection with any increase in the said average gross plot ratio beyond 1.4.

          (j) The Lessee accepts the demised premises in its existing state and condition and further accepts and confirms that neither JTC nor the Lessor has made representation or given any assurance as to the present or future suitability of the demised premises or its surrounding or adjacent lands in relation to the Lessee's use, operations or occupation at the demised premises.

          (k) Not to place, construct or erect or permit the placing, construction or erection of any building, structure or equipment whatsoever on the 7.6 metre and 15.0 metre wide buffers within the boundary of the demised premises and to comply with the requirements of the relevant governmental and statutory authorities including the Urban Redevelopment Authority and the Building Control Division of the Ministry of National Development.

          (l) The Lessee shall not at any time hold the Lessor and/or JTC liable for any claim, demand, action, proceeding, inconvenience, loss, damages, costs or expenses of whatsoever kind or description which the Lessee or any other person may suffer in connection with or arising from the Easement referred to in VML I/076384J or any works carried out in relation thereto.

          (m) At all times throughout the term of lease hereby created to keep in full operation and continue operations at the whole of the demised premises in accordance with the use permitted in Clause 1(h) herein).

          (n) If the Registrar of Titles issues in favour of the Lessee a Certificate of Title for the leasehold estate comprised in the Sub-Lease hereby

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               created, the Lessee must, within 2 weeks of receipt of the said
               Certificate of Title submit a copy of it to the Lessor.

          (o) If the term of Sub-Lease hereby created shall at any time be determined by expiry or otherwise, the Lessee must at his own cost and expense immediately surrender or cause to be surrendered the said Certificate of Title for the leasehold estate (and any duplicate instrument) to the Registrar of Titles for custody and cancellation by the Registrar and the Lessee shall simultaneously give to the Lessor written notice of such surrender.

          (p) Subject always to Clause 1(i) herein, to develop the demised premises for low rise and low density industrial development limited to 100 persons per hectare.

          (q) To pay all legal fees (including the Lessor's solicitors' charges on a solicitor and client basis) stamp duty and all other disbursements and out of pocket expenses incurred in the preparation and completion of this Sub-Lease and in connection with any assignment sub-letting surrender or other termination thereof otherwise than by effluxion of time or with any claim or legal proceedings which may be brought by the Lessor against the Lessee in the event of a breach by the Lessee in connection with this Sub-Lease.

          (r) At the Lessee's own cost and at all times, to comply with and observe the maximum height restriction of 61.0 metres above Mean Sea Level and any other height restriction(s) (if any) on buildings and structures at the demised premises as are or may be imposed by any governmental or statutory authorities ("Authorities). Any height restriction plan(s) which may be furnished to the Lessee shall at all times be held in strict confidence and shall not be shown, revealed or copied to or by any person, contractor, sub-contractor, watchman, employee, agent, representative or any other person except with the prior written consent of the Lessor and JTC.

          (s) Subject to Clause 1(vii) of ML I/30809F, to ensure the maximum height of any chain-link fence (including the anti-climb) or boundary wall erected by the Lessee at the demised premises shall not exceed two (2) metres PROVIDED THAT the chain-link fence or boundary wall shall be erected behind any hedge that may be planted at the boundary of the demised premises.

     2.   The Lessor hereby covenants as follows:

          (a) That the Lessee paying the rents hereby reserved and performing and observing the several covenants herein contained and on the Lessee's part to be performed and observed shall peaceably hold and enjoy the demised premises without any interruption from the Lessor or any person rightfully claiming under or in trust for it;

          (b) The Lessor shall pay the rent and all other monies and shall perform the lessee's covenants and conditions contained in the

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                Head Lease (save for such covenants as shall be performed by the
                Lessee pursuant to the provisions of Clause 1(b) hereof);

           (c) The Lessor shall take all reasonable steps to obtain the consent of JTC whenever the Lessee makes any request in connection with the demised premises that requires the approval of JTC under this Sub-Lease or the Head Lease;

           (d) Upon notice from the Lessee, the Lessor will take all reasonable steps to enforce promptly the obligations undertaken by JTC in the Head Lease.

     3(1). The Lessor hereby further covenants with the Lessee that the Lessor shall grant to the Lessee a lease of the demised premises for a further term of thirty (30) years less one (1) day (hereinafter referred to as "the further term") commencing from the second day following the date of expiry of the term hereby created PROVIDED THAT:-

           (i) at the expiry of the term hereby created, there be no existing breach or non-observance of any of the covenants and conditions herein contained on the part of the Lessee to be observed or performed;

           (ii) if required by the Lessor, the Lessee shall within four (4) months from the commencement of the further term and at its own cost and expense, carry out and complete such improvements to landscaping at the demised premises as may be stipulated in writing by the Lessor or JTC;

           (iii) the Lessee shall six (6) months before the expiry of the said term submit, for the approval of the Lessor, JTC and the relevant governmental and statutory authorities, plans for the upgrading of the exterior of buildings on the demised premises to the same highest quality of new buildings which JTC will be building at that time, and the Lessee shall expeditiously do all acts and things necessary to obtain the approval, all at the cost and expense of the Lessee;

           (iv) the Lessee shall at its own cost and expense complete, within eighteen (18) months from the commencement of the further term, the upgrading of the buildings in accordance with the plans approved by the Lessor and JTC and the relevant governmental and statutory authorities and to the satisfaction of the Lessor and JTC;

           (v) the Head Lease shall have been renewed by JTC in accordance with the terms and conditions contained therein; and

           (vi) the other terms and conditions that shall apply to the renewed Sub-Lease shall be substantially similar to the terms and conditions that shall apply to the renewed Head Lease save that Clause 4(f) hereinafter appearing and the present covenant for renewal shall not apply.

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     3(2).  If the further term is granted in accordance with clause 3(1) above, the Lessee shall be permitted to remain on the premises on the day following the expiry of the term created by this Sub-Lease as a licensee, free of payment.

     4. PROVIDED ALWAYS and it is hereby agreed between the parties as follows:

            (a) No estate or interest in the soil of the road and footpath adjacent to the demised premises is or shall be deemed to be included in the demise hereinbefore contained.

            (b) The Lessee shall not be entitled to any right of access of light or air to the demised premises or any part thereof, which would restrict or interfere with the user of any adjoining or neighbouring land for building or any other purpose.

            (c) If the said rent hereby reserved or any other sums due under this Sub-Lease or any part thereof shall be unpaid for fourteen days after becoming payable (whether the same shall have been formally demanded or not) or if any of the covenants or obligations on the part of the Lessee herein contained shall not be performed or observed or if any charging order writ of seizure and sale or its equivalent made in respect of the demised premises shall be enforced by sale or by entry into possession without the written consent of the Lessor having first been obtained (Section 17 of the Conveyancing and Law of Property Act shall also not apply in such event) by the Lessee or by the person in whose favour the charging order writ of seizure and sale or its equivalent shall have been made, then and in any such case it shall be lawful for the Lessor or any person or persons authorized by it in that behalf at any part thereafter to re-enter upon the demised premises or any part thereof in the name of the whole and thereupon the term hereby created shall absolutely determine but without prejudice to any right of action or remedy of the Lessor in respect of any breach of any of the covenants or conditions by the Lessee herein contained PROVIDED THAT if the demised premises have been assigned by way of mortgage the provisions of this clause shall not take effect until the Lessor has served upon the mortgagee a notice in writing that such breach has occurred and the mortgage has failed to remedy such breach.

            (d) If any failure on the Lessee's part to observe or perform any of its covenants contained in this Sub-Lease results in the Lessor failing to comply with its obligations under the Head Lease and such failure entitles JTC to re-enter upon and take possession of the demised premises and JTC exercises such right, then this Sub-Lease shall forthwith terminate without the Lessor making to the Lessee any compensation or allowances for the same and without prejudice to any right of action or other remedy of the Lessor for the recovery of any rents or other monies due to it from the Lessee or in respect of any breach of this Sub-Lease.

            (e) The Lessee may at any time prematurely terminate the term of lease herein created by giving to the Lessor four (4) months' prior

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              notice in writing, but without prejudice to any right or remedy which may have or will accrue to the Lessor prior to the expiry of the four (4) months' notice under the terms and conditions of the sub-lease herein created or in respect of the termination.

         (f) Subject to Clause 4(g) hereof in the event that premature termination shall occur at any time within eight (8) years from the commencement of the said term of the sub-lease herein created or if JTC shall at any time within the said eight (8) years exercise its right of re-entry under the Head Lease as a result of the failure by the Lessor to observe or perform its obligations under the Head Lease which was due to a failure by the Lessee to observe or perform any covenant or condition imposed on the Lessee under this Sub-Lease or if the Lessor shall at any time within the said eight (8) years exercise its right of re-entry under Clause 4(c) hereof, then in addition to rent, interest, property tax and other sums payable by the Lessee to the date of premature termination or re-entry as the case may be, liquidated damages for a proportionate amount of the sum of $17.7 million in the same proportion as the land area of the portion of the demised premises subject to premature termination or re-entry (as the case may be) bears in relation to the total land area of Private lots A12787, A12787(a) and A12787(b) together ('the said sum') shall be payable and paid by the Lessee to the Lessor and it is acknowledged and agreed by the Lessee that the said sum shall constitute liquidated damages and shall not be considered under any circumstances as a penalty.

         (g) Notwithstanding anything contained herein, the Lessor hereby agrees to a waiver of the liquidated damages provided in Clause 4(f) hereof in the event of any transfer or assignment of the lease in accordance with Clause 1(f) hereinbefore appearing PROVIDED THAT:-

              (i) the transfer or assignment is approved in writing by the Lessor and all other relevant governmental and statutory authorities and

              (ii) the Lessor reserves the right to revise the land rent to the prevailing market rate at the time of the transfer or assignment.

     5. (a) All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by prepaid post (by airmail if to or from an address outside Singapore) with recorded delivery or facsimile addressed to the intended recipient thereof at its address set out below or at its last known address or at its facsimile number set out below (or to such other address or facsimile number as any party may from time to time duly notify in writing to the other) and marked to the attention of the person named below in respect of the intended recipient. Any such notice, demand or communication shall be deemed to have been duly served (if given or made by facsimile) immediately or (if given or made by letter) 24 hours after posting or (if made or given to or from an

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               address outside Singapore) 72 hours after posting and in proving the same it shall be sufficient to show that the envelope containing the same was duly addressed, stamped and posted. The initial addresses and facsimile numbers of the parties for the purposes of this Sub-Lease are:-

               Lessor      :       SINGAPORE TECHNOLOGIES PTE LTD
                                   51 Cuppage Road
                                   #09-01 StarHub Centre
                                   Singapore 229469
                                   Attention:    Company Secretary
                                   Facsimile No: 67202281

               Lessee      :       CHARTERED SEMICONDUCTOR
                                   MANUFACTURING LTD
                                   60 Woodlands Industrial Park D Street 2
                                   Singapore 738406
                                   Attention:    Vice President
                                                 Facility Systems
                                   Facsimile No: 63622901

     6. The illegality, invalidity or unenforceability of any provision of this Sub-Lease under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

     7. (a) This Sub-Lease shall be construed and governed by the laws of Singapore.

          (b) Nothing shall affect the right to serve process in any manner permitted by law.

     8. A person who is not a party to this Sub-Lease shall have no right under the Contracts (Rights of Third Parties) Act (Cap 53B) (as amended or revised from time to time) to enforce any of the covenants, terms or conditions of this Sub-Lease.

     9. In this Sub-Lease where the context so requires or permits, words importing the singular number or the mascular gender include the plural number or the feminine gender and words importing persons include corporation and vice versa, the expression "the Lessor" shall include its successors-in-title and permitted assigns (if any), where there are two or more persons included in the expression "the Lessee" covenants expressed to be made by "the Lessee" shall be deemed to be made by such persons jointly and severally, and except where otherwise provided the expression "the demised premises" shall mean the land hereby demised and all buildings, structures, fixtures and fittings therein.


(G)  DATE OF LEASE: 19 October 2004
                    ---------------

--------------------------------------------------------------------------------

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
                                                                  Execution Copy



(H)  EXECUTION BY LESSOR

     The Common Seal of SINGAPORE                      )
     TECHNOLOGIES PTE LTD was hereunto                 )
     Affixed in the presence of:-                      )



                                                       /s/ Peter Seah Lim Huat

                                                       Director



                                                       /s/ Chua Su Li

                                                       Secretary



(I)  EXECUTION BY LESSEE
     -------------------

     The Common Seal of CHARTERED                      )
     SEMICONDUCTOR MANUFACTURING                       )
     LTD was hereunto affixed in the presence of:-     )


                                                       /s/ Chia Song Hwee

                                                       Director



                                                       /s/ Looi Lee Hwa

                                                       Secretary


(J)  CERTIFICATE PURSUANT TO THE RESIDENTIAL PROPERTY ACT AND THE LAND TITLES
     ------------------------------------------------------------------------
     RULES AND PRACTICE CIRCULARS:
     ----------------------------

     I, the solicitor for the Lessee hereby certify that the place of Incorporation and registration number allocated by the Registry of Companies to the Lessee as abovementioned specified in the within instrument have been verified from the Certificate of Incorporation produced and shown to me, and are found to be correct.

     Dated this    19th        day of      October         2004



                                    /s/ Woo Foong Lin
                                    -----------------
                                    NAME & SIGNATURE OF SOLICITOR FOR THE LESSEE

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                                                                  Execution Copy



     I, the Solicitor for the Lessee hereby certify that the within land is a non-residential property as declared in the Residential Property Notification 1988. The land is zoned as Business 2 and the approved specific use of the property is for single user factory use.

     Dated this      19th       day of      October        2004.

                                    /s/ Woo Foong Lin
                                    -----------------
                                    NAME & SIGNATURE OF SOLICITOR FOR THE LESSEE


--------------------------------------------------------------------------------


(K)  SIMILAR INTEREST CONFIRMATION (IF ANY)
     --------------------------------------

     Not Applicable.


--------------------------------------------------------------------------------


(L)  CERTIFICATE OF CORRECTNESS:

     I, the Solicitor for the Lessor hereby certify that this instrument is correct for the purposes of the Land Titles Act and that I hold a practising certificate which is in force as at the date of the instrument.


                                    /s/ Woo Foong Lin
                                    -----------------
                                    NAME & SIGNATURE OF SOLICITOR FOR THE LESSOR



     I, the Solicitor for the Lessee hereby certify that this instrument is correct for the purposes of the Land Titles Act and that I hold a practising certificate which is in force as at the date of the instrument.




                                    /s/ Woo Foong Lin
                                    -----------------
                                    NAME & SIGNATURE OF SOLICITOR FOR THE LESSEE

                                       13
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
                                                                  Execution Copy



FOR OFFICE USE ONLY

--------------------------------------------------------------------------------
EXAMINED            REGISTERED ON



                    Initials of
Date                Signing Officer:                         Registrar of Titles
--------------------------------------------------------------------------------

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